EXHIBIT 10


                      AMERICAN MEDICAL SECURITY GROUP, INC.
                           DEFERRED COMPENSATION TRUST
                            (AS AMENDED AND RESTATED)











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                                TABLE OF CONTENTS


SECTION  TITLE                                                              PAGE
-------  -----                                                              ----

SECTION 1 -  ESTABLISHMENT OF TRUST...........................................2

SECTION 2 -  PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES ................3

SECTION 3 -  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
               TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT....................5

SECTION 4 -  PAYMENTS TO COMPANY..............................................8

SECTION 5 -  INVESTMENT AUTHORITY.............................................8

SECTION 6 -  DISPOSITION OF INCOME............................................9

SECTION 7 -  ACCOUNTING BY TRUSTEE............................................10

SECTION 8 -  RESPONSIBILITY OF TRUSTEE........................................10

SECTION 9 -  COMPENSATION AND EXPENSES OF TRUSTEE.............................13

SECTION 10 -  RESIGNATION AND REMOVAL OF TRUSTEE..............................14

SECTION 11 -  APPOINTMENT OF SUCCESSOR........................................14

SECTION 12 -  AMENDMENT OR TERMINATION........................................15

SECTION 13 -  MISCELLANEOUS...................................................16

SECTION 14 -  EFFECTIVE DATE..................................................17


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                      AMERICAN MEDICAL SECURITY GROUP, INC.
                           DEFERRED COMPENSATION TRUST

        (a) WHEREAS, United Wisconsin Services, Inc. ("UWS") and Marshall & Ilsley Trust Company (the "Trustee") entered into a Deferred Compensation Trust Agreement (the "Agreement") dated December 1, 1997;

        (b) WHEREAS, UWS adopted the United Wisconsin Services, Inc. Voluntary Deferred Compensation Plan and entered into other deferred compensation plans, contracts and agreements providing deferred compensation to employees of UWS and its subsidiaries (collectively referred to as the "Plans");

        (c) WHEREAS, UWS established a trust (the "Trust") and contributed to the Trust assets to be held therein, subject to the claims of the creditors of UWS in the event of the Insolvency of UWS, as herein defined, until paid to the Plans' participants and their beneficiaries in such manner and at such times as specified in the Plans;

        (d) WHEREAS, Effective September 11, 1998, UWS changed its corporate name to American Medical Security Group, Inc. ("AMSG" or the "Company") and the parties subsequently amended the Agreement to reflect the corporate name change;

        (e) WHEREAS, Company has continued the Plans and continues to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

        (f) WHEREAS, Company has continued the Trust and continues to contribute to the Trust assets to be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Plans' participants and their beneficiaries in such manner and at such times as specified in the Plans;


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        (g)  WHEREAS, the parties now desire to amend the Agreement to specify the duties and responsibilities of Trustee and a third party investment advisor in the event Company appoints a third party investment advisor to manage some or all of the Trust's investments;

        (h) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

        (i) WHEREAS, it is the intention of the Company to continue to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

              NOW THEREFORE,

           (i) The parties do hereby amend the Agreement by labeling the existing paragraphs of Section 5 subsections (a) and (b) and by adding subsections (c) through (g) to Section 5 of the Agreement, effective as of April 15, 2004;

           (ii) The parties further agree that, except as set forth above, all other terms and conditions of the Agreement shall remain in full force and effect and that the Trust shall continue to be comprised, held and disposed of as follows:

                      SECTION 1 - ESTABLISHMENT OF TRUST

        (a) Company has deposited contributions with Trustee to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        (b)  The Trust hereby established shall be irrevocable.


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        (c)  The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plans' participants and general creditors as herein set forth. The Plans' participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Plans' participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any of the Plans' participants or beneficiaries shall have any right to compel such additional deposits.

        (f) Company will promptly provide Trustee with copies of all Plans and any amendments thereto.

        SECTION 2 - PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

        (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the

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Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plans' participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withhold with respect to the payment of benefits pursuant to the terms of a Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withhold and paid by Company.

        (b) The entitlement of a Plan's participants or his or her beneficiaries to benefits under a Plan shall be determined by Company or such party as it shall designate under a Plan and any claim for such benefits shall be considered and reviewed under the procedures set out in a Plan.

        (c) Company may make payment of benefits directly to the Plans' participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                  SECTION 3 - TRUSTEE RESPONSIBILITY REGARDING
             PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

        (a) Trustee shall cease payment of benefits to the Plans' participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy


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Code, or (iii) Company is determined to be insolvent by the Wisconsin
Commissioner of Insurance.

        (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

           (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plans' participants or their beneficiaries.

           (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent.

           (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Plans' participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plans' participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

           (4) Trustee shall resume the payment of benefits to the Plans' participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).


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        (c)  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plans' participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Plans' participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

        (d) As indicated in Section 13(d), the term "Company" includes where appropriate each subsidiary which has adopted a Plan and been permitted to contribute to the Trust. Accordingly, this Section 3 shall be applied on an employer-by-employer basis in the event of the Insolvency of any employer which has adopted a Plan and been permitted to contribute to the Trust. The portion of the Trust that will be subject to claims of general creditors of an employer, shall be the allocable share of contributions made by that employer (as adjusted for income, losses and distributions.)

                         SECTION 4 - PAYMENTS TO COMPANY

     Except as provided in Section 3 hereof Company shall have no right or power to direct Trustee to return to Company or to direct to others any of the Trust assets before all payment of benefits have been made to the Plans' participants and their beneficiaries pursuant to the terms of the Plans.

                        SECTION 5 - INVESTMENT AUTHORITY

        (a) Trustee may invest any part or all of the Trust assets in: any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures,


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commercial paper, U.S. Treasury Bills, U.S. Treasury notes and other direct or indirect obligations of the United States government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kinds, real or personal, options on common stock on a nationally recognized exchange with or without holding the underlying common stock, commodities, commodity options and contracts for the future delivery of commodities, and any other investments Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Trust. Trustee may also retain in cash so much of the Trust assets as it may deem advisable to satisfy liquidity needs of the Trust, to deposit any cash held in the Trust assets in a bank account at reasonable interest, and to deposit in any type of deposit of Trustee (or of a bank related to the Trustee within the meaning of Internal Revenue Code 414(b)) at a reasonable rate of interest.

        (b) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee and shall in no event be exercisable by or rest with the Plan' participants, except that voting rights with respect to Trust assets will be exercised by Company. Company shall have the right at any time and from time to time in its sole discretion to substitute the assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

        (c) Notwithstanding anything in this Trust Agreement to the contrary, Company may elect to appoint a third party as an Investment Adviser to manage, acquire and dispose of all or a portion of the Trust Fund. Any portion of the Trust Fund over which an Investment Adviser


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shall have such responsibility is hereinafter referred to as a "Directed Fund".
Any Investment Adviser so appointed must be either (i) an Investment Adviser registered as such under the Investment Advisers Act of 1940, (ii) an Investment Adviser not registered as such under that Act by reason of paragraph (i) of
Section 203A(a) of such Act, but who is registered as an Investment Adviser under the laws of the state (referred to in such paragraph (1) in which it maintains its principal office and place of business, and who, at the time the Investment Adviser filed its most recently filed registration form with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of the United States Department of Labor, (iii) a bank, as defined in that Act, or (iv) an insurance company qualified to perform investment management services under the laws of more than one state, and which shall have acknowledged in writing to both Company and Trustee that it is a fiduciary with respect to the Plan.

        (d) Company shall notify Trustee of any appointment of an Investment Adviser by delivery to Trustee of a copy of the document under which the Investment Adviser was appointed to act as such hereunder and shall specify to Trustee that portion of the Trust Fund which shall be a Directed Fund.

        (e) During the term of such appointment, the Investment Adviser with respect to its Directed Fund shall have the sole responsibility for the investment and reinvestment of the Directed Fund subject to its investment management, and shall certify in writing to Trustee the identity of the person or persons authorized to give instructions or directions on its behalf. Trustee shall follow such directions and shall be under no duty to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendation with respect to the disposition or continued retention of any such investment. Trustee shall have no


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liability for acting without question on the direction of, or failing to act in the absence of any direction from an Investment Adviser. Company, or some other fiduciary named by it, shall be responsible for the overall diversification of the entire Trust Fund.

        (f) In the event that an Investment Adviser appointed hereunder should resign or be removed, Trustee shall, upon receiving written notice thereof, manage the investment of that portion of the Trust Fund which was a Directed Fund under the management of such Investment Adviser at the time of such resignation, removal or withdrawal, unless and until Trustee shall be notified of the appointment of another Investment Adviser.

        (g) Trustee shall have and exercise the powers and authority in the administration of the Trust Fund, only on the direction of an Investment Adviser where such powers relate to a Directed Fund, as the case may be, and in its sole discretion otherwise.

                        SECTION 6 - DISPOSITION OF INCOME

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                        SECTION 7 - ACCOUNTING BY TRUSTEE

        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar quarter and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transaction effected


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by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such year or as of the date of such removal or resignation, as the case may be.

                      SECTION 8 - RESPONSIBILITY OF TRUSTEE

        (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of a Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner. Trustee may obtain payment from the Trust.

        (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

        (d) Trustee may, with the Company's prior written consent which may not be unreasonably withheld, hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

        (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an


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insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to Trustee pursuant to the Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carry8ing on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (g) INDEMNIFICATION - The Company recognizes that a burden of litigation, claim or action may be imposed upon the Trustee as a result of some act or transaction for which it has no responsibility or over which it has no control under this Trust.

        Therefore, in consideration of the Trustee agreeing to enter into this Trust Agreement, the Company hereby agrees to indemnify and hold harmless the Trustee and its Affiliates (as defined under Rule 10b-18 promulgated pursuant to the Securities Exchange Act of 1934), directors, officers, employees, and agents of the Trustee and its Affiliates (the "Indemnifiable Parties") from and against all amounts, including, without limitation, taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Trustee and/or the Indemnifiable Parties (i) as a direct or indirect result of any act or omission done in god faith, or alleged to have been done or omitted, by or on behalf of the Trustee in connection with the Plan or Trust in reliance upon the directions (or absence of directions) of the Company, an advisory committee or any investment advisor, or (ii) as a direct or indirect result of the failure of the Company, any employee thereof or any other designated


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agent, directly or through its agents, to adequately, carefully, and diligently discharge their respective duties and responsibilities under the Plans, the Trust or applicable law, provided that nothing herein shall be deemed to relieve the Trustee and/or the Indemnifiable Parties from responsibility for their own negligence, willful misconduct or lack of good faith.

                SECTION 9 - COMPENSATION AND EXPENSES OF TRUSTEE

        Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                 SECTION 10 - RESIGNATION AND REMOVAL OF TRUSTEE

        (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

        (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

        (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


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                      SECTION 11 - APPOINTMENT OF SUCCESSOR

        (a) If Trustee resigns (or is removed) in accordance with Section 10(a) or (b) hereof, Company may appoint an third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

        (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
                      SECTION 12 - AMENDMENT OR TERMINATION

        (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of a Plan or shall make the Trust revocable.

        (b) The Trust shall not terminate until the date on which the Plans' participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.


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                           SECTION 13 - MISCELLANEOUS

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to the Plans' participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

        (d) The term "Company" as used herein shall include, where appropriate, each subsidiary which has adopted a Plan and been permitted to contribute to the Trust.

                           SECTION 14 - EFFECTIVE DATE

        The original effective date of this Trust Agreement was December 1, 1997. The effective date of this Trust Agreement, as amended and restated, shall be April 15, 2004.

  Attest: /s/                        AMERICAN MEDICAL SECURITY GROUP, INC.
                                     By: /s/ John R. Wirch
                                     Title: Vice President, Human Resources

                                     MARSHALL & ILSLEY TRUST COMPANY
                                     Trustee
  Attest: /s/                        By: /s/ Sharon K. Rentmeester
                                     Title: Vice President